Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to securities of World Energy Solutions, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 9, 2014	ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

	By:	Ardsley Partners I, its General Partner

By:	/s/ Steve Napoli
	Name:	Steve Napoli
	Title:	General Partner

ARDSLEY ADVISORY PARTNERS

By:	/s/ Steve Napoli
	Name:	Steve Napoli
	Title:	Partner

ARDSLEY PARTNERS I

By:	/s/ Steve Napoli
	Name:	Steve Napoli
	Title:	General Partner

PHILIP J. HEMPLEMAN, INDIVIDUALLY

By:	/s/ Steve Napoli
	Name:	Steve Napoli
	Title:	Attorney in fact for Philip J. Hempleman*

/s/ Spencer Hempleman
SPENCER HEMPLEMAN

/s/ Benjamin Ian Block
BENJAMIN IAN BLOCK

* Evidence of Power of Attorney was filed with the Schedule 13G/A filed on February 15, 2006 (Acc-no: 0000902664-06-000895) and is incorporated by reference into this filing.